EXHIBIT 23.3

          CONSENT OF FRONT LINE STRATEGIC MANAGEMENT CONSULTING, INC.

We consent to the use in the Registration Statement on Form S-1 of InforMax, Inc. of our estimates of the worldwide bioinformatics market contained in our report dated August 2000.


Dated: August 30, 2000

FRONT LINE STRATEGIC MANAGEMENT CONSULTING, INC.



By:    /s/ Troy M. Franey
       ------------------
Name:  Troy M. Franey
Title: Director, Business Development & Marketing